Exhibit 3.5

ARTICLES OF INCORPORATION

(R.S. 12:24)

[LOGO APPEARS HERE]	Domestic Business corporation Enclose $80.00 filling fee Make remittance payable to: Secretary of State Do not send cash	Return to:	Corporations Division P.O. Box 84125 Baton Rouge, LA 70804-9125 Phone (504) 825-4704

STATE OF LOUISIANA

PARISH OF Houston, Texas

1.	The name of this corporation is: RSCH Holdings, Inc.

2.	This corporation is formed for the purpose of: (check one)

☒     Engaging in any lawful activity for which corporations may be formed.

☐

(Use for limiting Corporate activity)

3.	The duration of this corporation is: (may be perpetual) Perpetual

4.	The aggregate number of shares which the corporation shall have authority to issue is: 1,000

5.	The shares shall consist of one class only and the par value of each share is 0 (shares may be without par value) per share.

6. The full name and post office address of each incorporator is: See 1 in Addendum

7. Other provisions:

8.	The corporation’s federal tax identification number is: applied for

Sworn to and subscribed before me at Houston, Texas                                                  , LA, on this the 29th                               day

of October                                     , 1998.

Incorporator(s) Signature:

[LOGO APPEARS HERE]	D Bell

/s/ [ILLEGIBLE]

/s/ [ILLEGIBLE]
Notary
RSCH Holdings, Inc.

[Illegible] Rev. 8/97	(see instructions on back)

(LA – 1 – 3/17/98)

CT [illegible]

Addendum

1.	Name:	Denise Bell
	Address:	311 Dallas Avenue, Houston, TX 77002

	Name:	Paula Voss
	Address:	311 Dallas Avenue, Houston, TX 77002

1 OF 1

W. Fox McKelthen Secretary of State	DOMESTIC BUSINESS CORPORATION INITIAL REPORT
[LOGO APPEARS HERE]	(R.S. 12:25 and 12:101)

1.	The name of this corporation is: RSCH Holdings, Inc.

2.	The location and municipal address (not a P.O. Box only) of this corporation’s registered office:

8550 United Plaza Boulevard

Baton Rouge, LA 70809

3.	The full name and municipal address (not a P.O. Box only) of each of this corporation’s registered agent(s) is/are:

C.T. CORPORATION SYSTEM, 8550 United Plaza Boulevard

Baton Rouge, LA 70809

4.	The names and municipal addresses (not a P.O. Box only) of the first directors are:

See 1 in Addendum

Incorporator(s) signature(s):

/s/ D Bell
Denise Bell

/s/ Paula Voss
Paula Voss

AGENTS AFFIDAVIT AND ACKNOWLEDGEMENT OF ACCEPTANCE

I hereby acknowledge and accept the appointment of registered agent for and on behalf of the above named corporation.

Registered agent(s) signature(s):

/s/ Victor Alfano
Victor Alfano, Asst. Secy.

[LOGO APPEARS HERE]

Sworn to and subscribed before me this 29th day of October, 1998.

/s/ [ILLEGIBLE]
Notary

§341 Rev. 2/91	(LA – 1989 – 8/18/94) CT System	(See instructions on back)

Addendum

1.	Name:	Ruth U. Fertel
	Address:	3321 Hessmer Avenue, Metairie, LA 70002

	Name:	Richard M. Hammer
	Address:	3321 Hessmer Avenue, Metairie, LA 70002

	Name:	Kevin P. Reilly, Jr.
	Address:	3321 Hessmer Avenue, Metairie, LA 70002

	Name:	William L. Hyde, Jr
	Address:	3321 Hessmer Avenue, Metairie, LA 70002

	Name:	Philip S. Brooks
	Address:	3321 Hessmer Avenue, Metairie, LA 70002

	Name:	James Edward Ryder
	Address:	3321 Hessmer Avenue, Metairie, LA 70002

	Name:	Robert Merrick
	Address:	3321 Hessmer Avenue, Metairie, LA 70002

1 OF 1

CERTIFICATE OF CORRECTION OF

ARTICLES OF INCORPORATION

OF

RSCH HOLDINGS, INC.

The undersigned hereby certify:

1.	That the name of the corporation is RSCH HOLDINGS, INC., a Louisiana corporation.

2.	That the instrument being corrected is entitled Articles of Incorporation, and that said instrument was filed with the Secretary of State of Louisiana on October 30, 1998.

3.	The name of the corporation is being corrected.

4.	The corrected name is RCSH HOLDINGS, INC.

IN WITNESS WHEREOF, this instrument has been signed on behalf of RSCH HOLDINGS, INC. by its President and Treasurer on this December 15, 1998.

RSCH HOLDINGS, INC.

By:	/S/ WILLIAM L. HYDE
William L. Hyde, Jr. President

By:	/S/ THOMAS J. PENNISON
Thomas J. Pennison, Jr., CPA Treasurer